EXHIBIT 2.3




                           CERTIFICATE OF MERGER

                                   MERGING

               SENTRY TECHNOLOGY CORPORATION, a Delaware corporation

                                     INTO

                  KNOGO NORTH AMERICA INC., a Delaware Corporation

                                 * * * * * * *


     The undersigned entities, pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Act") hereby execute the following Certificate of Merger:

     FIRST: That Sentry Technology Corporation, a corporation organized and existing under the laws of the State of Delaware ("Sentry"), was incorporated on the 8th day of October, 1996, pursuant to the Delaware Act and under the general laws of the State of Delaware.
That Knogo North America Inc., a corporation organized and existing under the laws of the State of Delaware ("Knogo"), was incorporated on the 8th day of October, 1996, pursuant to the Delaware Act and under the general laws of the State of Delaware.

     SECOND: That a Plan of Merger has been approved, adopted, certified, executed and acknowledged by Sentry and Knogo in accordance with Section 251 of the Delaware Act.

     THIRD: That Knogo North America Inc., the surviving entity, shall hereby change its name to Sentry Technology Corporation.

     FOURTH: That the Certificate of Incorporation of the surviving entity is hereby amended and restated in full, and shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Plan of Merger is on file at the principal place of business of Knogo, at 1881 Lakeland Avenue, Ronkonkoma, New York 11779.

     SIXTH: That a copy of the Plan of Merger shall be furnished on request and without cost to any stockholder of either Knogo or Sentry.

     SEVENTH: That all of the issued and outstanding shares of Knogo voted for the Plan of Merger; and a majority of the issued and outstanding shares of Sentry voted for the Plan of Merger.

     EIGHTH: That the merger shall be effective as of January 1, 2005, for accounting purposes only (the "Effective Date"); provided, however, that this Certificate of Merger may be amended and/or the merger terminated and abandoned by the Board of Directors of Knogo at any time prior to the date of filing of this certificate of merger with the Secretary of State of Delaware.


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     IN WITNESS WHEREOF, Knogo and Sentry have caused this Certificate of Merger to be signed this 22nd day of March, 2005.

ATTEST:                                   KNOGO NORTH AMERICA INC.
                                          a Delaware corporation



By:  /s/ Lorie Leliever                   By:  /s/ Peter L. Murdoch
     -------------------                      -----------------------
                                              Name:   Peter L. Murdoch
                                              Title:  President and CEO




ATTEST:                                   SENTRY TECHNOLOGY CORPORATION
                                          a Delaware corporation


By:  /s/ Lorie Leliever                   By:  /s/ Peter L. Murdoch
     --------------------                      -----------------------
                                               Name:  Peter L. Murdoch
                                               Title:    President and CEO